4

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):      December 11, 2003

                             The CattleSale Company
         -----------------------------------------------------------
          (Exact name of registrant as specified in its charter)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
        Delaware                   001-07636               74-1605174
---------------------------------------- --------------------------------------
(State or Other Jurisdiction  (Commission File Number)    (IRS Employer
of Incorporation)                                         Identification
                                                             No.)


-------------------------------------------------------------------------------
9901 IH-10 West, Suite 800, San Antonio, Texas   78230-2292
-------------------------------------------------------------------------------
Address of Principal Executive Offices)          (Zip Code)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Registrant's telephone number, including area code:   210-558-2898
-----------------------------------------------------------------



Item 5. Other Events

     At a meeting of the Board of Directors held on December 11, 2003, Mr. David S. Geiman was elected to the Company's Board of Directors. For more information, please reference the press release attached as Exhibit 99.1 to this report.

    The Company also announced that it received additional short term financing on December 11, 2003 which bridges the company into the private placement that is currently being marketed by Brill Securities Inc, New York, New York. The Brill private placement is a "best efforts" offering and while the successful completion is necessary for the company to execute its 2004 business plan, there can be no assurance that such offering will be completed.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

99.1     Press release of the Company dated December 15, 2003






                         SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         The CattleSale Company
                              (Registrant)
Date:  December 15, 2003

        By:  /s/ Phillip P. Krumb
            Phillip P. Krumb
            Chief Financial Officer



FOR IMMEDIATE RELEASE    Contact:    Phillip P. Krumb
                                     Vice President and Chief Financial Officer
                                     The CattleSale Company
                                     San Antonio, Texas 78230
                                     (210) 558 2898



EXHIBIT 99.1

                  THE CATTLESALE COMPANY ANNOUNCES ELECTION OF
                                  NEW DIRECTOR


     SAN ANTONIO, Texas, December 15, 2003....... The CattleSale Company
(formerly known as Dynacore Holdings Corporation) (EBB:CTLE) today announced that David S. Geiman has been elected to the Company's Board of Directors effective December 11, 2003 and will serve as Chairman of the Executive Committee. Mr. Geiman has been President and CEO of CattleSale since June of 2003 and will continue in that role.
     Mr. Geiman is the founder and owner of New Dominion Management, an agricultural consulting company that provides business analysis, construction management and risk and hedging program development services for large agri-business entities in the United States and Canada. In addition, he owns significant interests in contract feeder pig production facilities and a task management software company.

     From 1980 until 1995 Mr. Geiman worked for Continental Grain Company, one of the top grain merchant companies in the United States. He held positions in grain merchandising, strategic planning and operations management and from 1985 until 1995, David was Senior Vice President and General Manager of Continental's Cattle Feeder Division. During this period he grew the division to the largest cattle feeder operation in the U.S., trading nearly 100,000 head of cattle per month and generating annual sales of $800-$900 million.

     Mr. Geiman received his undergraduate degree from George Washington University in Washington, D. C. and an MBA from the University of Virginia. He spent three years in agricultural and rural development in the Peace Corps in West Africa.

     "I am very excited about joining the Company's board at this particular time," said Geiman. "The next few months will be very challenging and critical to this company's success. Now that the fall cattle selling season has concluded, and prior to the next selling season, we will take the time to evaluate and improve upon the business model for the company's core product---namely, the internet cattle auction. However, we will also look to broaden our agent network and will look for investment opportunities with other entities who may have products or services which would bolster our own product portfolio," Geiman added.

     Mr. Geiman joins Messrs. Gerald N. Agranoff, Phillip P. Krumb,
Mark A. Margason, Edward L. McMillan, and David W. Pequet as the Company's current Board members. The Company has two remaining Board member vacancies.

     The Company also announced that it received additional short term financing on December 11, 2003 which bridges the company into the private placement that is currently being marketed by Brill Securities Inc, New York, New York. The Brill private placement is a "best efforts" offering and while the successful completion is necessary for the company to execute its 2004 business plan, there can be no assurance that such offering will be completed.

     This press release contains forward-looking statements about the business, financial condition and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the risks associated with entering into a new line of business, changes in product demand, the reliability of the internet, changes in competition, economic conditions, new product development, changes in tax and other governmental rules and regulations applicable to the Company, and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.
When used in this press release the words "believes," "estimates," "plans," "expects," and "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements.